Exhibit 99.1

Contacts:
GendeLLindheim BioCom Partners
Investors	Media
info@peregrineinc.com	Barbara Lindheim
(800) 987-8256	(212) 918-4650

PEREGRINE PHARMACEUTICALS REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF FISCAL YEAR 2009

—Three Bavituximab Phase II Cancer Trials and the Company’s Other Clinical
Programs All Advanced During the Quarter—
—Significant Validation Achieved for Bavituximab and Peregrine’s Anti-PS
Anti-Viral Platform in Nature Medicine Publication—
—Company Enters into Loan Agreement for Up to $10 Million in Funding—

TUSTIN, Calif., December 10, 2008 -- Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM) today announced financial results for the second quarter of fiscal year (FY) 2009 ended October 31, 2008. Separately, the company also announced today that it has entered into a loan agreement for up to $10 million in funding to help finance its ongoing clinical development programs for the treatment of cancer and serious viral infections.

Peregrine reported a consolidated net loss of $4,497,000, or $0.02 per basic and diluted share, compared to a consolidated net loss of $6,207,000, or $0.03 per basic and diluted share for the same prior year period, a decrease of 28%.  The net loss decline of $1,710,000 reflects decreased costs in many areas of Peregrine’s business, including research and development and selling, general and administrative expenses.

Total revenues for the current quarter were $1,941,000 compared to $1,892,000 for the comparable quarter last year.  Revenues were generated from contract manufacturing services provided by Avid Bioservices and from Peregrine’s contract with the U.S. Defense Threat Reduction Agency (DTRA) to evaluate bavituximab for the treatment of viral hemorrhagic fever infections.  Contract manufacturing revenues generated by Avid were $983,000 for the current quarter compared to $1,863,000 for the comparable prior year quarter.  This decrease in Avid revenues is primarily due to the timing of product shipments to customers, since several batches of product that were manufactured during the latter part of the second quarter were not shipped until the third quarter, when these revenues will be recorded.

Total costs and expenses decreased $1,954,000 to $6,491,000 in the second quarter of FY 2009 from $8,445,000 in the same prior year quarter, a decrease of 23%.  The decrease was primarily related to planned reductions in R&D costs associated with Peregrine’s preclinical programs.  These reductions were implemented to maximize the R&D resources available to advance the company’s priority clinical product candidates bavituximab and Cotara®.  R&D expenses were $4,301,000 in the second quarter of FY 2009, compared to $5,100,000 in the second quarter of FY 2008.  The decrease in R&D expense was achieved despite an increase in clinical activity during the quarter.  SG&A expenses were down $416,000  to $1,527,000 for the second quarter of FY 2009 compared to $1,943,000 for the comparable period in FY 2008, a decrease of 21%.  This decrease reflects a reduction in SG&A expenses across the board, reflecting the company’s focus on stringent management of all discretionary expense categories.

At October 31, 2008, the company had $8,210,000 in cash and cash equivalents.  After the close of the quarter, on December 9, 2008, Peregrine entered into an agreement for a non-convertible term loan with an initial tranche of $5 million that will be funded upon closing, with an option to acquire a second $5 million tranche in the future, upon Peregrine’s satisfaction of certain additional conditions.

"This past quarter was highlighted by significant milestones for both our bavituximab cancer and anti-viral programs,” said Steven W. King, president and CEO of Peregrine.  “For the first time, we reported patient enrollment underway in three bavituximab Phase II cancer trials, along with encouraging updated results from our Phase II trial testing bavituximab and docetaxel in advanced breast cancer patients.  Our anti-viral program received global attention with a publication in the leading journal Nature Medicine highlighting the broad anti-viral potential of bavituximab and other anti-PS antibodies, and we were also awarded a broad U.S. patent covering anti-viral applications of antibodies that directly target PS.  These developments, following a major government contract award last quarter to study bavituximab in viral hemorrhagic fever infections, have established our PS-targeting anti-viral platform as an approach that could represent a completely new class of drugs for the treatment of life-threatening viral infections. We look forward to reporting continued progress in our anti-PS programs in the coming months, as well as providing an update on progress in our Cotara® clinical program.”

Mr. King continued, "Our Avid manufacturing subsidiary continued to expand its client base during the quarter and increased its manufacturing capacity with the addition of an innovative single-use bioreactor system, which should allow Avid to meet the growing demand for its cell culture production services using state-of-the-art, cost-effective technology.  Avid revenues recorded this quarter were lower than last year’s as a result of the timing of shipments of finished product to customers, but based on product now being readied for shipping and our backlog of orders in hand, we expect robust revenue growth from Avid over the remainder of the fiscal year, with revenues in the third quarter of FY 2009 estimated at upwards of $5 million.”

Mr. King concluded, “Despite the turmoil in the global financial markets, we have never been more optimistic about the potential of our lead drug candidates.  The encouraging progress in our clinical programs to date and increasing scientific recognition of the promise of our innovative technology have already made this fiscal year one of significant achievement, and we look forward to reporting on additional progress in the coming months.”

Recent Operating Highlights

Bavituximab Anti-Cancer Program
Peregrine reported progress in all three Phase II trials in the bavituximab cancer program.
▪
Reported updated early results from the first cohort of patients (Stage A) enrolled in a Phase II trial of bavituximab in combination with docetaxel in advanced breast cancer patients. Bavituximab achieved the pre-specified primary endpoint, with 10 of 14 (71%) evaluable patients achieving an objective tumor response according to RECIST criteria.

▪	Initiated patient dosing in Stage B of the Phase II trial of bavituximab in combination with docetaxel in advanced breast cancer patients.
▪	Completed patient enrollment in Stage A of the Phase II trial of bavituximab in combination with carboplatin and paclitaxel in patients with advanced breast cancer.
▪	Completed patient enrollment in Stage A of the Phase II trial of bavituximab in combination with carboplatin and paclitaxel in patients with non-small cell lung cancer.

Bavituximab Anti-Viral Program
The company continued to advance its bavituximab anti-viral program and received major validation for its anti-PS anti-viral platform.
▪
Reported publication of data in Nature Medicine that supports the broad anti-viral potential of Peregrine’s anti-PS antibody platform, showing that its PS-targeting drug bavituximab can cure lethal virus infections in animal disease models.

▪
Was awarded a U.S. patent that includes broad claims covering anti-viral applications of antibodies that directly bind to aminophospholipids, including PS, which represent a novel target for anti-viral therapies.

▪	Reported that the company's anti-PS technology was positively highlighted in scientific sessions at the AIDS Vaccine 2008 conference in Cape Town, South Africa.

Other Developments
▪	Entered into a loan agreement for up to $10 million in funding to finance ongoing development efforts.

▪
Avid Bioservices signed a manufacturing supply agreement with Catalyst Biosciences, Inc. to produce clinical-grade material in support of their candidate to treat acute bleeding in hemophilia patients.

▪
Avid Bioservices expanded its biomanufacturing capabilities with the installation of two Thermo Scientific HyClone Single-Use Bioreactors, which further enhance Avid's ability to meet the growing demand for its cell culture production services.

▪	Received a letter from NASDAQ that provides Peregrine with additional time to regain compliance with NASDAQ's $1.00 minimum bid price rule. Peregrine now has until April 27, 2009 to regain compliance.
▪
Received shareholder approval at the Annual Meeting of Stockholders held on October 21, 2008, for a proposal that provides the company's Board of Directors with discretionary authority over the course of the next year to implement a reverse split of the issued and outstanding shares of Peregrine's common stock.

Conference Call
The company will host a conference call today, December 10, 2008 at 11:30 a.m. EST/8:30 a.m. PST to discuss its Second Quarter FY 2009 financial results.

To listen to a live broadcast of the call over the Internet or to review the archived call, please visit: http://www.peregrineinc.com. The webcast will be archived on Peregrine's website for approximately 30 days.

To listen to the conference call via telephone, please call the following number approximately 10 minutes prior to the scheduled start time and request to join the Peregrine Pharmaceuticals call: (800) 860-2442. A telephonic replay of the conference call will be available starting approximately one hour after the conclusion of the call through December 17, 2008 by calling (877) 344-7529, passcode 382933#.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection. The company is pursuing three separate clinical programs in cancer and HCV infection with its lead product candidates bavituximab and Cotara®. Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers.  Additional information about Peregrine can be found at www.peregrineinc.com

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to the risk that the company may experience delays in clinical trial patient enrollment, the results of future clinical trials may not correlate with the results from prior clinical and preclinical studies,  the risk that Avid’s revenue growth may slow or decline, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, the risk that one or more existing Avid customers terminates its contract prior to completion, the risk that the company does not receive all of its funding under the DTRA contract, the risk that future protocol submissions may not be approved, the risk that the company does not satisfy the conditions under its loan agreement necessary to receive the initial $5 million funding or the second $5 million tranche, the risk that the company does not generate cash flow sufficient to service the debt or repay the principal amount  and the risk that the company may not be able to monetize any of its assets. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2008 or our quarterly report on Form 10-Q for the period ended October 31, 2008. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

-financial tables to follow-

PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	OCTOBER 31, 2008	APRIL 30, 2008
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,210,000	$15,130,000
Trade and other receivables	1,747,000	605,000
Government contract receivables	837,000	-
Inventories, net	6,700,000	2,900,000
Prepaid expenses and other current assets	1,142,000	1,208,000

Total current assets	18,636,000	19,843,000

PROPERTY:
Leasehold improvements	675,000	669,000
Laboratory equipment	4,247,000	4,140,000
Furniture, fixtures and office equipment	919,000	919,000

	5,841,000	5,728,000
Less accumulated depreciation and amortization	(3,931,000)	(3,670,000)

Property, net	1,910,000	2,058,000

Other assets	1,201,000	1,156,000

TOTAL ASSETS	$21,747,000	$23,057,000

-continued-

PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	OCTOBER 31, 2008	APRIL 30, 2008
	Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,419,000	$2,060,000
Accrued clinical trial site fees	550,000	237,000
Accrued legal and accounting fees	225,000	450,000
Accrued royalties and license fees	113,000	222,000
Accrued payroll and related costs	782,000	1,084,000
Capital lease obligation, current portion	23,000	22,000
Deferred revenue	6,472,000	2,196,000
Deferred government contract revenue	1,701,000	-
Customer deposits	1,575,000	838,000
Other current liabilities	372,000	331,000

Total current liabilities	15,232,000	7,440,000

Capital lease obligation, less current portion	10,000	22,000
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock-$.001 par value; authorized 5,000,000 shares; non-voting; nil shares outstanding	-	-
Common stock-$.001 par value; authorized 325,000,000 shares; outstanding – 226,210,617 and 226,210,617, respectively	226,000	226,000
Additional paid-in capital	246,698,000	246,205,000
Accumulated deficit	(240,419,000)	(230,836,000)

Total stockholders' equity	6,505,000	15,595,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,747,000	$23,057,000

-continued-

PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	October 31, 2008	October 31, 2007	October 31, 2008	October 31, 2007
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$983,000	$1,863,000	$2,176,000	$3,484,000
Government contract revenue	958,000	-	1,282,000	-
License revenue	-	29,000	-	33,000
Total revenues	1,941,000	1,892,000	3,458,000	3,517,000

COSTS AND EXPENSES:
Cost of contract manufacturing	663,000	1,402,000	1,566,000	2,583,000
Research and development	4,301,000	5,100,000	8,369,000	8,724,000
Selling, general and administrative	1,527,000	1,943,000	3,233,000	3,651,000

Total costs and expenses	6,491,000	8,445,000	13,168,000	14,958,000

LOSS FROM OPERATIONS	(4,550,000)	(6,553,000)	(9,710,000)	(11,441,000)

OTHER INCOME (EXPENSE):
Interest and other income	53,000	353,000	128,000	592,000
Interest and other expense	-	(7,000)	(1,000)	(14,000)

NET LOSS	$(4,497,000)	$(6,207,000)	$(9,583,000)	$(10,863,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	226,210,617	226,210,617	226,210,617	216,141,092

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.02)	$(0.03)	$(0.04)	$(0.05)

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